UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sterling Capital Funds

(Exact name of registrant as specified in its charter)

Commonwealth of Massachusetts	See below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

434 Fayetteville St. Suite 500 Raleigh, NC	27601
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of each of:
Sterling Capital National Municipal Bond ETF	Cboe BZX Exchange, Inc.	39-4650240
Sterling Capital Multi-Strategy Income ETF	Cboe BZX Exchange, Inc.	39-4650599
Sterling Capital Hedged Equity Premium Income ETF	Cboe BZX Exchange, Inc.	39-4650819

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [   ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [   ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable) 033-49098

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of Sterling Capital National Municipal Bond ETF, Sterling Capital Multi-Strategy Income ETF, and Sterling Capital Hedged Equity Premium Income ETF (the “Shares”), each a series of Sterling Capital Funds (the “Trust”), to be registered hereunder, is set forth in Post-Effective Amendment No. 162 to the Trust’s registration statement on Form N-1A filed under the Securities Act of 1933, as amended (the “Registration Statement”) (File Nos. 33-49098; 811-06719), filed on December 5, 2025, which description is incorporated herein by reference as filed with the Securities and Exchange Commission (the “SEC”). Any form of amendment or supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2. Exhibits.

(1)	Amended and Restated Agreement and Declaration of Trust dated August 27, 2025 is incorporated by reference to Exhibit (a)(1) to Post-Effective Amendment No. 159 to the Registration Statement of the Registrant on Form N-1A (filed September 24, 2025).

(2)	Amended and Restated Bylaws dated November 19, 2015 is incorporated by reference to Exhibit (b)(1) to Post-Effective Amendment No. 116 to the Registration Statement of the Registrant on Form N-1A (filed November 30, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Sterling Capital Funds

Date:	December 5, 2025

By:	/s/	James T. Gillespie
	Name:	James T. Gillespie
	Title:	President